UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

StoneMor Partners L.P.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, Pennsylvania	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On June 29, 2018, StoneMor Partners L.P. (the “Partnership”) issued a press release providing certain preliminary and unaudited financial results for the quarter and year ended December 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.06	Material Impairments.

The Partnership has completed its annual goodwill impairment assessment as of December 31, 2017. As a result of such assessment, management concluded that the fair value of the Partnership’s Funeral Home Operations reporting unit did not exceed its carrying value and, accordingly, concluded that a loss on impairment of $45.6 million, representing the full amount of reporting unit goodwill, should be recorded.  This impairment charge will not result in any current or future cash expenditures. Consideration was given within the analysis of the Funeral Home Operations reporting unit to the changes made during 2017 to the pre-need sales funding structure, erosion of market capitalization and achievability of the reporting unit's forecasted EBITDA margin relative to its historical operating performance.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph M. Redling as President and Chief Executive Officer and as a Member of the Board of Directors of StoneMor GP LLC

On June 29, 2018, StoneMor Partners L.P. (the “Partnership”) announced the appointment of Joseph M. Redling as President, Chief Executive Officer and a member of the Board of Directors of StoneMor GP LLC (the “Board”), the general partner of the Partnership (“StoneMor GP”). Mr. Redling’s appointment in such capacities will be effective on the first business day after the date on which the Partnership files its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2017 (the “Effective Date”).

Mr. Redling, age 59, was Chief Operating Officer of Vonage Holdings Corp., an NYSE listed Internet telephony service provider, from January 2015 through July 2017. Mr. Redling joined Vonage in December 2013 as President of Consumer Services - U.S. and Canada. Mr. Redling served on Vonage’s board of directors from June 2011 until December 2013. Prior to Vonage, Mr. Redling was President and Chief Executive Officer of NutriSystem, Inc., a weight loss company, from May 2008 to November 2012, and served as Chairman of that company’s board of directors until April 2012. Prior to joining NutriSystem, Mr. Redling held a number of executive positions at AOL from 1999 to 2007, including Chief Marketing Officer; President of AOL Access; President of AOL Paid Services and Customer Management; and Chief Executive Officer of AOL International. Mr. Redling also has held operating and marketing executive positions at other major corporations, including Time Warner. Mr. Redling brings to the Board significant experience building brands and transforming and operating large scale and complex businesses.

In connection with Mr. Redling’s appointment as President and Chief Executive Officer, StoneMor GP and Mr. Redling entered into an employment agreement on June 29, 2018 that will be effective as of the Effective Date.

Mr. Redling’s employment agreement provides that his employment with StoneMor GP as President and Chief Executive Officer will commence on the Effective Date and will continue unless terminated by either party. The agreement also provides that Mr. Redling will have such duties and authority as are customarily associated with such position in similarly sized companies, and such other duties, authority and responsibilities as otherwise determined from time to time by the Board that are not inconsistent with his position with StoneMor GP. Mr. Redling will report directly to the Board and its Chairman. In addition, the agreement provides that StoneMor GP will nominate and re-nominate Mr. Redling as a member of the Board during the term of his employment.

Mr. Redling’s initial base salary under the agreement is $700,000 per year, which base salary will be subject to annual review by the Board. Any decrease in base salary will be made only to the extent StoneMor GP contemporaneously and proportionately decreases the base salaries of all of its senior executives.

The agreement provides that Mr. Redling will be entitled to receive an annual incentive cash bonus with respect to each calendar year, provided that he will not be eligible to receive such bonus if he is not employed on the last day of the fiscal year to which such bonus relates. The amount of the cash bonus will be targeted at 100% of his base salary with respect to the applicable calendar year, but will be prorated for the 2018 calendar year based on the number of calendar days between the Effective Date and December 31, 2018. With respect to the 2018 calendar year, the incentive cash bonus will be calculated as follows: 75% of the 2018 calendar year incentive cash bonus will be calculated based on the achievement of two factors: (a) 50% of such 75% portion of the 2018 calendar year incentive cash bonus will be based upon achievement of the Partnership’s EBITDA budget; and (b) 50% of such 75% portion of the 2018 calendar year incentive cash bonus will be based upon achievement of the Partnership’s GAAP Income from Operations budget. The remaining 25% of the 2018 calendar year incentive cash bonus will be based upon achievement of the defined management by objective (“MBO”) goals established by the Compensation Committee of the Board (the “Compensation Committee”), in its sole discretion, which are required to be communicated to Mr. Redling promptly following the Effective Date. For each calendar year beginning with the 2019 calendar year, no less than 75% of any annual incentive cash bonus will be based on upon objectively-determinable company performance metrics set by the Compensation Committee in consultation with Mr. Redling and no more than 25% will be based upon achievement of MBO goals set by the Compensation Committee in consultation with Mr. Redling.
Pursuant to agreement, Mr. Redling will be awarded a grant of 750,000 restricted common units of the Partnership (the “Restricted Units”) on the Effective Date. In connection with such award, StoneMor GP and Mr. Redling will enter into an Executive Restricted Unit Agreement under the Partnership’s 2014 Long-Term Incentive Plan (the “LTIP”) which will provide, among other things, that:

•
the Restricted Units will vest in quarterly installments over a four year period commencing on the three month anniversary of the Effective Date, provided that all Restricted Units will become fully vested as of the date of a “Change in Control” (as such term will be defined in the Executive Restricted Unit Agreement);

•
certificates for Restricted Units will be issued to Mr. Redling upon the vesting of any Restricted Units, subject to the provisions of the LTIP and further subject to Mr. Redling paying, or making suitable arrangements to pay, all applicable taxes;

•
with respect to the Restricted Units that vest in the first installment or on any date on which the Partnership has not filed all required reports under Section 13(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K Reports, Mr. Redling may satisfy his tax withholding obligations by having the Partnership withhold Restricted Units with a fair market value equal to such obligations;

•
unvested Restricted Units will be entitled to receive distributions made by the Partnership to holders of the Partnership’s common units, payment of which will be payable to Mr. Redling on or promptly following the date on which the distributions are otherwise paid to the holders of common units;

•
all unvested Restricted Units are subject to forfeiture in the event of the termination of Mr. Redling’s employment (whether voluntary or involuntary and regardless of the reason for the termination, or for no reason whatsoever) with StoneMor GP or its affiliates, unless Mr. Redling’s employment is on that date transferred to StoneMor GP or another of its affiliates; and

•
all Restricted Units and related distributions with respect thereto are subject to clawback under any clawback policies which are adopted by the Compensation Committee, as amended from time to time, including, but not limited to, clawback listing requirements of the New York Stock Exchange imposed by Securities and Exchange Commission rules adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Under the agreement, Mr. Redling will also be entitled to participate in the LTIP for the 2019 calendar year and each calendar year thereafter to the extent that StoneMor GP offers the LTIP to any senior executive of StoneMor GP. Mr. Redling’s participation in the LTIP, if Mr. Redling is so entitled, will be in an annual amount equal to 150% of his base salary, with 50% of such annual amount vesting in equal annual installments over three years and 50% of the annual amount vesting based upon attainment of performance goals as determined by the Compensation Committee in consultation with Mr. Redling.
In the event of a “Change in Control” (as such term is defined in the agreement), all outstanding equity interests granted to Mr. Redling that are subject to time-based vesting provisions and that are not fully vested will become fully vested as of the date of such Change in Control.
The agreement provides that StoneMor GP will pay up to $10,000 in attorneys’ fees incurred by Mr. Redling in connection with the review, negotiation and documentation of the agreement, upon presentation of appropriate receipts for such fees.
StoneMor GP may, on written notice to Mr. Redling, terminate Mr. Redling’s employment. Mr. Redling may terminate his employment at any time upon thirty (30) days’ written notice to StoneMor GP, which StoneMor GP may waive in whole or in part, in its sole discretion, by paying Mr. Redling his base salary for such thirty (30) day notice period and StoneMor GP may accelerate the effective date of Mr. Redling’s termination. Mr. Redling may also terminate his employment for “Good Reason” (as such term is defined in the agreement). Mr. Redling’s employment under will also terminate upon determination of Disability (as such term is defined in the agreement) or automatically upon his death.
If Mr. Redling’s employment is terminated by StoneMor GP for any reason, Mr. Redling will be entitled to receive the following: (i) prompt payment of any base salary earned but not paid through the date of termination; (ii) prompt reimbursement of all expenses for which Mr. Redling is entitled to be reimbursed pursuant to the agreement, but for which he has not yet been reimbursed; (iii) any vested accrued benefits under StoneMor GP’s written employee benefit plans and programs in accordance with the terms of such plans and programs, as accrued through the date of termination; (iv) vested equity in StoneMor GP or the Partnership; (v) any bonus or other incentive (or portion thereof) for any completed calendar year that has been earned and awarded by StoneMor GP to Mr. Redling, but has not been received by him prior to the date of termination; (vi) accrued but unused vacation, to the extent Mr. Redling is eligible in accordance with StoneMor GP’s policies; and (vii) any other payment or benefit (other than severance benefits) to which Mr. Redling may be entitled under the applicable terms of any written plan, program, policy, agreement, or corporate governance document of StoneMor GP, the Partnership or any of their successors or assigns.
If Mr. Redling’s employment is terminated by StoneMor GP without “Cause” and not for death or “Disability”, or by Mr. Redling for “Good Reason” (as such terms are defined in the agreement), and provided that Mr. Redling enters into a release as provided for in the agreement, Mr. Redling would be entitled to receive, in addition to the benefits described in the preceding paragraph, payment of an amount equal to 1.5 times his base salary as of the date of termination to be paid over a period of 12 months following the effective date of his termination in equal installments in accordance with the normal payroll practices of StoneMor GP, with the payments commencing on the 60th day following the date of termination, with the first payment including any installments not yet paid between the date of termination and the date of the first payment, with the last payment to be made on or before the first anniversary of the date of termination of Mr. Redling’s employment.
The agreement also includes customary covenants running during Mr. Redling’s employment and for 12 months thereafter prohibiting solicitation of employees, directors, officers, associates, consultants, agents or independent contractors, customers, suppliers, vendors and others having business relationships with StoneMor GP or the Partnership and prohibiting Mr. Redling from directly or indirectly competing with StoneMor GP or the Partnership. The agreement also contains provisions relating to protection of StoneMor GP’s property, its confidential information and ownership of intellectual property as well as various other covenants and provisions customary for an agreement of this nature.
Under the agreement, StoneMor GP is required to indemnify Mr. Redling to the fullest extent of the law against liabilities, costs and expenses incurred by him and arising out of or relating to, among other things, his employment under the agreement or his services for StoneMor GP, the Partnership or their successors and assigns. The agreement also provides that Mr. Redling will be entitled to the advancement of expenses to the full extent provided for in StoneMor GP’s limited liability company agreement. The agreement requires that StoneMor GP maintain directors and officer’s liability insurance policies covering Mr. Redling during his employment under the agreement, and for six years thereafter, on substantially the same terms and levels as then applying to other senior executive officers and/or members of the Board, so long as such coverage is permitted by StoneMor GP’s insurance carrier and is at no additional cost to StoneMor GP.

The foregoing summary of Mr. Redling’s employment agreement is not intended to be complete and is qualified in its entirety by reference thereto, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Resignation of Leo J. Pound

In connection with Mr. Redling’s appointment, Leo J. Pound will resign as Interim Chief Executive Officer of StoneMor GP, effective as of the Effective Date. Mr. Pound will continue to serve as a member of the Board and is expected to rejoin the Audit Committee of the Board, effective October 1, 2018.

Item 7.01	Regulation FD Disclosure

On June 29, 2018, the Partnership issued a press release announcing (i) the appointment of Mr. Redling as President, Chief Executive Officer and a member of the Board and the resignation of Mr. Pound as Interim Chief Executive Officer, in each case effective as of the Effective Date; (ii) that the Partnership intends to explore transitioning from a master limited partnership to a publicly traded Delaware corporation and (iii) that the Board has determined that it is advisable to formulate a Conflicts Committee, comprised of Board members Patricia Wellenbach and Stephen Negrotti, to consider, review and make recommendations as to whether any such proposed transaction would be in the best interests of the Partnership and its public unitholders. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

As noted in Item 2.02 of this Current Report on Form 8-K, on June 29, 2018, the Partnership also issued a press release providing certain preliminary and unaudited financial results for the quarter and year ended December 31, 2017. That press release also reported that the Partnership recorded a material, non-cash goodwill impairment charge of $45.6 million related to its funeral home operations as discussed in further detail in Item 2.06 of this Current Report on Form 8-K. It also reported that the Partnership anticipates that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 10-K”) by June 30, 2018, which will put it in default under its revolving credit agreement, and that the Partnership is working with the lenders to secure a waiver or other relief to extend the date by which the Form 10-K must be filed and will likely also seek a waiver or other relief from its lenders to further extend the date by which its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018 must be filed.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 incorporated by reference herein, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description
10.1	Employment Agreement dated June 29, 2018 by and between StoneMor GP LLC and Joseph M. Redling. *
99.1	Press Release dated June 29, 2018 relating, inter alia, to financial results. **
99.2	Press Release dated June 29, 2018 relating, inter alia, to new executive. **

* Filed herewith.

** Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, without limitation, the anticpated effective date of Mr. Redling’s appointment and Mr. Pound’s return to the Audit Committee, efforts to obtain waivers or other relief from the Partnership’s lenders and the expected timing of filings, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including the risks described in the Partnership’s filings with the SEC. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2018	STONEMOR PARTNERS L.P. By: StoneMor GP LLC its general partner
By: /s/ Mark L. Miller Mark L. Miller Chief Financial Officer and Senior Vice President